Preferred Apartment Communities, Inc. Elects Daphne Jackson to Board of Directors

Atlanta, GA, December 13, 2021

Preferred Apartment Communities, Inc. (NYSE: APTS) ("PAC" or the "Company") today announced that Daphne Bryson Jackson has been elected to its Board of Directors effective December 10, 2021. Ms. Jackson will serve as an independent director and is anticipated to stand for re-election at the Company’s next annual stockholder meeting expected to be held in June 2022. As a member of PAC's Board of Directors, Ms. Jackson will also serve on the Board's Nominating and Corporate Governance Committee. This election increases PAC’s Board of Directors to eight members.
Ms. Jackson currently serves as Chief Executive Officer of DBJ Consulting, which provides strategic advisory and executive coaching services to companies and organizations. Ms. Jackson is also the Principal of GovLink, Inc., a government relations and lobbying consulting firm focused on clients who provide goods and services to large urban municipalities. In 2015 she was one of the founding members of WICERS (Women in Construction, Engineering and Related Services), an annual conference focused on highlighting issues and challenges facing women working in non-traditional industries.
Joel T. Murphy, PAC’s Chairman and Chief Executive Officer said, "Daphne brings tremendous experience as a leader for over 25 years in governmental affairs, communications and professional development and has shown a deep commitment to corporate diversity and inclusion. We are confident that Daphne will be an outstanding addition to our Board, and we look forward to benefiting from her leadership and perspective."
Howard A. McLure, PAC’s Lead Independent Director said, "Daphne’s appointment reinforces our efforts during the past few years to refresh our Board. As we conducted our process of vetting director candidates over the course of the last several months, it became evident that she possessed the ideal kind of experience and competencies we are looking for as we continue to diversify the skillsets of our directors."
Daphne is a Certified DiSC Workplace Facilitator (Wiley) and is a 1985 graduate of Stephens College in Columbia, MO with a BA in Business Administration. She also holds certificates from Case Western University in Conversations that Inspire: Coaching, Learning and Leadership Change and Georgia Institute of Technology’s International Economic Development Council in Real Estate Development and Reuse.

About Preferred Apartment Communities, Inc.
Preferred Apartment Communities, Inc. (NYSE: APTS) is a real estate investment trust engaged primarily in the ownership and operation of Class A multifamily properties, with select investments in grocery anchored shopping centers. Preferred Apartment Communities’ investment objective is to generate attractive, stable returns for stockholders by investing in income-producing properties and acquiring or originating multifamily real estate loans. As of September 30, 2021, the Company owned or was invested in 107 properties in 13 states, predominantly in the Southeast region of the United States. Learn more at www.pacapts.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of forward-looking terminology such as "may", "trend", "will", "expects", "plans", "estimates", "anticipates", "projects", "intends", "believes", "goals", "objectives", "outlook" and similar expressions. These forward-looking statements include, but are not limited to, statements regarding Ms. Jackson’s election to the Board and the 2022 annual stockholder meeting. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, (a) the impact of the COVID-19 pandemic and related federal, state and local government actions on PAC’s business operations and the economic conditions in the markets in which PAC operates; (b) PAC’s ability to mitigate the impacts arising from COVID-19; and (c) those disclosed in PAC's filings with the Securities and Exchange Commission.  PAC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.
Additional Information

The SEC has declared effective the registration statement filed by the Company for each of our public offerings. Before you invest, you should read the final prospectus, and any prospectus supplements forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, will arrange to send you a prospectus with respect to the Series A1/M1 Offering upon request by contacting John A. Isakson at (770) 818-4109, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The final prospectus for the Series A1/M1 Offering, dated October 22, 2019, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183219000097/a424b5-2019seriesamshares.htm

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
John A. Isakson 770-818-4109
Chief Financial Officer
Email: jisakson@pacapts.com

Preferred Apartment Communities, Inc.
Paul Cullen  770-818-4144
Executive Vice President-Investor Relations
Email: InvestorRelations@pacapts.com